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EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

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                                                                     QUARTER ENDED MARCH 31,
                                                                     -----------------------
                                                                      1997           1996
                                                                      ----           ----
PRIMARY INCOME (LOSS) PER COMMON SHARE:

Net income (loss)                                                 $   847,000   $  (2,017,000)
Preferred dividend requirement                                       (58,000)         (58,000)
                                                                     --------         --------
Net income (loss) applicable to common shareholders               $   789,000   $  (2,075,000)
                                                                      -------      -----------
                                                                      -------      -----------
Weighted average number of shares outstanding
     Common stock                                                   8,236,000        3,803,000
     5% convertible preferred stock                                    25,000
     5% Series B convertible preferred stock                          170,000
     Common stock purchase options and warrants                     3,965,000
     Assumed repurchase of common stock                           (1,683,000)
                                                                  -----------       ----------
Weighted average number of shares outstanding                      10,713,000        3,803,000
                                                                   ----------        ---------
                                                                   ----------        ---------

Primary income (loss) per common share                            $      0.07    $      (0.55)
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                                                                   NINE MONTHS ENDED MARCH 31,
                                                                   ---------------------------
                                                                    1997             1996
                                                                    ----             ----
PRIMARY INCOME (LOSS) PER COMMON SHARE:
Net income (loss) before extraordinary item                       $   858,000    $ (3,873,000)
Preferred dividend requirement                                       (58,000)        (117,000)
                                                                     --------        ---------
Net income (loss) before extraordinary item applicable
      to common shareholders                                      $   800,000    $ (3,990,000)
                                                                      -------    -------------
                                                                      -------    -------------
Net income (loss)                                                 $   858,000    $ (3,757,000)
Preferred dividend requirement                                       (58,000)        (117,000)
                                                                     --------        ---------
Net income (loss) applicable to common shareholders               $   800,000    $ (3,692,000)
                                                                      -------    -------------
                                                                      -------    -------------
Weighted average number of shares outstanding
     Common stock                                                   7,307,000        3,626,000
     5% convertible preferred stock                                    25,000
     5% Series B convertible preferred stock                          170,000
     Common stock purchase options and warrants                     3,965,000
     Assumed repurchase of common stock                           (1,279,000)
                                                                  -----------       ----------
Weighted average number of shares outstanding                      10,188,000        3,626,000
                                                                   ----------        ---------
                                                                   ----------        ---------

Primary income (loss) per common share before extraordinary item  $      0.01    $      (1.10)
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Primary income (loss) per common share                            $      0.01    $      (1.05)
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